Exhibit 99.1

October 26, 2022

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO 20 South Broad Street, P.O. Box 555
Canfield, OH 44406 330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2022 THIRD QUARTER RESULTS

•	Earnings per diluted share of $0.46 ($0.48 excluding certain items, non-GAAP) for the third quarter of 2022

•	Loan growth of $27.3 million for the quarter excluding PPP loans, or 4.6% on an annualized basis

•	159 consecutive quarters of profitability

•	Efficiency ratio, (excluding certain items, non-GAAP), of 48.5% for the third quarter of 2022

•	Return on average assets, (excluding certain items, non-GAAP), was 1.55% for the third quarter of 2022

•	ROAE and ROATE, (excluding certain items, non-GAAP), 19.6% and 28.3%, respectively, for third quarter of 2022

CANFIELD, Ohio (October 26, 2022) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) today announced third quarter net income of $15.4 million for the three months ended September 30, 2022. This compares to $16.0 million for the three months ended September 30, 2021. Diluted earnings per share were $0.46 for the third quarter of 2022 versus $0.56 for the third quarter of 2021. The third quarter of 2022 results included pretax items of $872,000 for merger related costs and combined net losses of $6,000 on the sale of securities and the sale of other assets. Excluding these items (non-GAAP), net income for the quarter ended September 30, 2022, would have been $16.2 million, or $0.48 per diluted share.

“We’re extremely pleased with another quarter of solid loan growth and continue to see good lending opportunities in the market”, said Kevin J. Helmick, President and CEO. “Our earnings were strong during a quarter in which we opened a new lab branch in Canton, Ohio to continue the expansion of our legendary customer service and digital offerings.”

On March 23, 2022, Farmers entered into an agreement and plan of merger (the “Merger Agreement”) with Emclaire Financial Corp. (NASDAQ: EMCF), a Pennsylvania corporation (“Emclaire”), and the parent company of The Farmers National Bank of Emlenton (“Emlenton”). On July 20, 2022, the transaction received the approval of Emclaire’s shareholders. The transaction is expected to be completed after the satisfaction or waiver of the remaining closing conditions set forth in the Merger Agreement, including the receipt of all required regulatory approvals. Emclaire operates 19 branches in ten counties throughout western Pennsylvania. As of September 30, 2022, Emclaire had total assets of $1.0 billion, gross loans of $810.1 million, deposits of $926.7 million and equity of $71.0 million.

Balance Sheet

At September 30, 2022, total assets were $4.12 billion compared to $4.11 billion at June 30, 2022 and $4.14 billion at December 31, 2021. Gross loans (excluding loans held for sale and PPP loans) increased to $2.40 billion at September 30, 2022 compared to $2.37 billion at June 30, 2022. The growth of $27.3 million for the quarter was equal to growth of 4.6% on an annualized basis. The quarter again exhibited strength across multiple sectors of the loan portfolio with loan pipelines still showing solid volume. At September 30, 2022, the Company’s PPP loans had declined to a minimal $637,000 before deferred fees still to be forgiven, and $13,000 in net deferred fees associated with these loans yet to be recognized into income.

The Company’s available for sale securities decreased $66.5 million from $1.36 billion at June 30, 2022 to $1.30 billion at September 30, 2022. The continued increase in U.S. treasury rates during the third quarter of 2022 resulted in a gross unrealized loss of $290.1 million compared to $206.1 million at June 30, 2022 and a gross unrealized gain of $11.7 million at December 31, 2021. With continued loan growth and the acquisition of Emclaire, the Company plans on allowing the securities portfolio to shrink and provide liquidity. The volatility in the bond market is expected to continue in 2022, which may result in increased volatility in the fair value of the Company’s available for sale securities.

The Company’s deposits declined from $3.63 billion at June 30, 2022 to $3.57 billion at September 30, 2022. Deposit balances at December 31, 2021 were $3.55 billion. Competition for deposits increased during the back half of the third quarter of 2022 as interest rates continued to increase. The Company expects competition for deposits to remain elevated which will increase funding costs moving forward.

Total stockholders’ equity decreased to $265.6 million at September 30, 2022 from $321.4 million at June 30, 2022 and $472.4 million at December 31, 2021. The decrease in stockholders’ equity has primarily been due to the decline in accumulated other comprehensive income associated with the rapid increase in U.S. treasury rates in 2022 which has had a negative effect on the value of the Company’s available for sale securities, and in turn, the dollar amount that flows through accumulated other comprehensive income. The Company’s tangible book value per share (non-GAAP) was $4.79 at September 30, 2022 compared to $6.46 at June 30, 2022, and $10.91 at December 31, 2021.

Credit Quality

Non-performing loans (NPLs) have continued to decline and the NPL to loans ratio was 0.54% at September 30, 2022 compared to 0.69% at December 31, 2021. Non-performing assets to assets has also declined from 0.39% at December 31, 2021 to 0.32% at September 30, 2022. In addition, early stage delinquencies, defined as 30-89 days delinquent, were $6.7 million, or 0.28% of total loans, at September 30, 2022 compared to $8.9 million, or 0.38% of total loans at December 31, 2021.

During the third quarter of 2022, the Company had a provision for credit losses and unfunded commitments of $448,000 compared to a credit for credit losses of $948,000 in the third quarter of 2021. Growth in loans was the primary reason for the increase in the provision expense. The Company experienced net charge-offs of $605,000 during the third quarter of 2022 compared to $286,000 in the third quarter of 2021. Net charge-offs as a percentage of average net loans was 10 basis point for the quarter ended September 30, 2022, compared to 6 basis points for the third quarter of 2021. The allowance for credit losses to total loans declined to 1.14% at September 30, 2022, compared to 1.26% at December 31, 2021, respectively. The low level of charge-off activity over the last several years continues to result in less allowance for credit losses being required.

Net Interest Income

Net interest income increased to $31.8 million for the quarter ended September 30, 2022 from $26.5 million for the quarter ended September 30, 2021. The increase was due to the acquisition of Cortland Bancorp (“Cortland”) offset by a reduction in PPP interest and fees. During the third quarter of 2021, the Company recognized $1.4 million in interest and fees associated with PPP loans compared to $62,000 in the third quarter of 2022. The net interest margin was 3.21% for the third quarter of 2022 compared to 3.25% for the second quarter of 2022 and 3.49% for the third quarter of 2021. The decline in net interest margin in the third quarter of 2022 compared to the third quarter of 2021 was driven by the lower PPP income in 2022 compared to 2021 and a greater percentage of earning assets invested in securities rather than loans. Excluding the impact of acquisition marks and related accretion and PPP interest and fees, the net interest margin (non-GAAP) for the third quarter of 2022 was 3.18% compared to 3.16% for the second quarter of 2022 and 3.37% for the third quarter of 2021.

Noninterest Income

Noninterest income decreased $188,000, to $8.8 million for the third quarter of 2022 compared to the third quarter of 2021. Service charges on deposit accounts increased $305,000 to $1.2 million in the third quarter of 2022 compared to $924,000 for the third quarter of 2021. The increase was primarily due to the acquisition of Cortland and growth. Insurance commissions increased to $1.1 million in the third quarter of 2022 compared to $799,000 in the third quarter of 2021. This business line continues to exhibit good growth. Net gains on the sale of loans decreased to $326,000 in the third quarter of 2022 compared to $1.5 million in the third quarter of 2021. This drop was caused by lower mortgage production compared to the prior year, compressed margins and a lower saleable mix due to the dramatic increase in interest rates in 2022.

Security losses for the third quarter of 2022 totaled $17,000 compared to security gains of $459,000 for the same period in 2021. Debit card and EFT fees increased to $1.5 million in the third quarter of 2022 compared to $1.2 million in the third quarter of 2021. This increase was due to the Cortland acquisition and increased volumes. Other noninterest income increased to $1.1 million in the third quarter of 2022 compared to $461,000 in the third quarter of 2021. This increase was due to the acquisition of Cortland and increased income related to investments in SBIC and SBA funds.

Noninterest Expense

Total noninterest expense increased to $21.4 million for the quarter ended September 30, 2022 compared to $17.1 million for the third quarter of 2021. The year-over-year increase was primarily due to the acquisition of Cortland, continued higher healthcare benefit costs and more merger related costs in the third quarter of 2022 compared to the third quarter of 2021.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $4.1 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 46 banking locations in Mahoning, Trumbull, Columbiana, Portage, Stark, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, and Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets. Total wealth management assets under care at September 30, 2022 are $2.9 billion. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity, net income excluding costs related to acquisition activities and certain items, return on average assets excluding merger costs and certain items, return on average equity excluding merger costs and certain items, net interest margin excluding acquisition marks and related accretion and PPP interest and fees, efficiency ratio less one-time expenses, and allowance for credit losses to gross loans, excluding PPP loans and acquired loans, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Cautionary Statements Regarding Forward-Looking Statements

We make statements in this news release and our related investor conference call, and we may from time to time make other statements, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in certain forward-looking statements include impacts from the length and extent of the economic impacts of the COVID-19 pandemic; significant changes in near-term local, regional, and U.S. economic conditions resulting from continued high rates of inflation, tightening monetary policy of the Board of Governors of the Federal Reserve, and possibility of a recession; Farmers’ failure to integrate Emclaire and Emlenton with Farmers in accordance with expectations; deviations from performance expectations related to Emclaire and Emlenton; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,	Percent
	2022	2022	2022	2021	2021	2022	2021	Change
Total interest income	$36,410	$34,286	$33,279	$31,685	$28,375	$103,975	$84,774	22.6%
Total interest expense	4,629	2,575	2,037	1,986	1,841	9,241	6,483	42.5%

Net interest income	31,781	31,711	31,242	29,699	26,534	94,734	78,291	21.0%
Provision (credit) for credit losses	448	616	(358)	5,366	(948)	706	(473)	-249.3%
Noninterest income	8,827	9,477	17,698	9,538	9,015	36,002	28,655	25.6%
Acquisition related costs	872	674	1,940	6,521	472	3,486	588	492.9%
Other expense	20,527	20,787	28,516	21,140	16,656	69,830	50,927	37.1%

Income before income taxes	18,761	19,111	18,842	6,210	19,369	56,714	55,904	1.4%
Income taxes	3,315	3,160	2,998	508	3,358	9,473	9,762	-3.0%

Net income	$15,446	$15,951	$15,844	$5,702	$16,011	$47,241	$46,142	2.4%

Average diluted shares outstanding	33,932	33,923	33,937	32,074	28,361	33,925	28,339
Basic earnings per share	0.46	0.47	0.47	0.18	0.57	1.40	1.63
Diluted earnings per share	0.46	0.47	0.47	0.18	0.56	1.39	1.63
Cash dividends per share	0.16	0.16	0.16	0.14	0.11	0.48	0.33
Performance Ratios
Net Interest Margin (Annualized)	3.21%	3.25%	3.27%	3.33%	3.49%	3.24%	3.49%
Efficiency Ratio (Tax equivalent basis)	50.55%	49.95%	61.36%	63.61%	46.04%	54.00%	46.49%
Return on Average Assets (Annualized)	1.48%	1.54%	1.52%	0.58%	1.92%	1.51%	1.90%
Return on Average Equity (Annualized)	18.71%	17.97%	13.89%	5.24%	16.93%	16.55%	17.05%
Dividends to Net Income	35.06%	33.95%	34.18%	82.99%	19.41%	34.39%	20.20%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.52%	1.57%	1.55%	0.60%	1.97%	1.55%	1.92%
Return on Average Tangible Equity	27.06%	25.23%	17.92%	6.57%	19.63%	22.62%	19.64%

Consolidated Statements of Financial Condition

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2022	2022	2022	2021	2021
Assets
Cash and cash equivalents	$79,981	$65,458	$137,627	$112,790	$79,808
Securities available for sale	1,295,133	1,361,682	1,463,626	1,427,677	1,183,361
Other investments	34,399	34,451	34,019	30,459	19,041

Loans held for sale	2,142	2,714	1,904	4,545	2,628
Loans	2,399,981	2,374,485	2,304,971	2,331,082	1,894,216
Less allowance for credit losses	27,282	27,454	27,015	29,386	23,136

Net Loans	2,372,699	2,347,031	2,277,956	2,301,696	1,871,080

Other assets	335,668	303,028	290,723	265,582	161,129

Total Assets	$4,120,022	$4,114,364	$4,205,855	$4,142,749	$3,317,047

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$934,638	$983,713	$963,143	$916,237	$675,938
Interest-bearing	2,632,513	2,641,825	2,730,668	2,630,998	2,190,475

Total deposits	3,567,151	3,625,538	3,693,811	3,547,235	2,866,413
Other interest-bearing liabilities	243,098	137,985	87,872	87,758	49,649
Other liabilities	44,154	29,392	30,286	35,324	23,461

Total liabilities	3,854,403	3,792,915	3,811,969	3,670,317	2,939,523
Stockholders’ Equity	265,619	321,449	393,886	472,432	377,524

Total Liabilities and Stockholders’ Equity	$4,120,022	$4,114,364	$4,205,855	$4,142,749	$3,317,047

Period-end shares outstanding	34,060	34,032	34,008	33,898	28,322
Book value per share	$7.80	$9.45	$11.58	$13.94	$13.33
Tangible book value per share (Non-GAAP)*	4.79	6.46	8.58	10.91	11.61

* Tangible book value per share is calculated by dividing tangible common equity by outstanding shares

Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	13.46%	13.30%	13.31%	13.16%	14.58%
Total Risk Based Capital Ratio (a)	17.57%	17.46%	17.59%	17.60%	16.25%
Tier 1 Risk Based Capital Ratio (a)	14.08%	13.92%	13.95%	13.82%	15.18%
Tier 1 Leverage Ratio (a)	9.67%	9.56%	9.56%	10.12%	10.17%
Equity to Asset Ratio	6.45%	7.81%	9.37%	11.40%	11.38%
Tangible Common Equity Ratio (b)	4.06%	5.47%	7.11%	9.15%	10.06%
Net Loans to Assets	57.59%	57.04%	54.16%	55.56%	56.41%
Loans to Deposits	67.28%	65.49%	62.40%	65.72%	66.08%
Asset Quality
Non-performing loans	$12,976	$14,107	$14,046	$16,195	$14,744
Non-performing assets	13,042	14,107	14,046	16,195	14,744
Loans 30 - 89 days delinquent	6,659	8,716	7,304	8,891	6,944
Charged-off loans	783	177	1,590	470	411
Recoveries	178	135	149	157	125
Net Charge-offs	605	42	1,441	313	286
Annualized Net Charge-offs to
Average Net Loans Outstanding	0.10%	0.01%	0.25%	0.06%	0.06%
Allowance for Credit Losses to Total Loans	1.14%	1.16%	1.17%	1.26%	1.22%
Non-performing Loans to Total Loans	0.54%	0.59%	0.61%	0.69%	0.78%
Allowance to Non-performing Loans	210.25%	194.61%	192.33%	181.45%	156.92%
Non-performing Assets to Total Assets	0.32%	0.34%	0.33%	0.39%	0.44%

(a)	September 30, 2022 ratio is estimated
(b)	This is a non-GAAP financial measure. A reconciliation to GAAP is shown below

	For the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
End of Period Loan Balances	2022	2022	2022	2021	2021
Commercial real estate	$1,028,484	$1,040,243	$1,000,972	$1,011,891	$690,407
Commercial	296,932	285,981	298,903	313,836	302,356
Residential real estate	474,014	464,489	455,501	453,635	376,901
HELOC	132,267	129,392	128,221	127,433	106,750
Consumer	222,706	218,219	192,586	189,522	189,497
Agricultural loans	239,081	230,477	224,845	232,365	226,896

Total, excluding net deferred loan costs	$2,393,484	$2,368,801	$2,301,028	$2,328,682	$1,892,807

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
Noninterest Income	2022	2022	2022	2021	2021	2022	2021
Service charges on deposit accounts	$1,229	$1,139	$1,145	$1,138	$924	$3,513	$2,522
Bank owned life insurance income, including death benefits	406	405	409	414	340	1,220	924
Trust fees	2,370	2,376	2,519	2,509	2,335	7,265	6,930
Insurance agency commissions	1,136	1,086	1,047	706	799	3,269	2,750
Security gains (losses), including fair value changes for equity securities	(17)	(60)	(11)	25	459	(88)	979
Retirement plan consulting fees	332	323	397	378	334	1,052	1,043
Investment commissions	424	557	694	611	638	1,675	1,665
Net gains on sale of loans	326	365	1,129	1,728	1,466	1,820	6,557
Other mortgage banking fee income (loss), net	94	39	60	2	32	193	(138)
Debit card and EFT fees	1,463	1,528	1,416	1,424	1,227	4,407	3,720
Other noninterest income	1,064	1,719	8,893	603	461	11,676	1,703

Total Noninterest Income	$8,827	$9,477	$17,698	$9,538	$9,015	$36,002	$28,655

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
Noninterest Expense	2022	2022	2022	2021	2021	2022	2021
Salaries and employee benefits	$10,724	$11,073	$11,831	$10,230	$9,321	$33,628	$29,163
Occupancy and equipment	3,028	2,918	2,680	2,422	1,899	8,626	6,065
FDIC insurance and state and local taxes	1,017	979	945	772	692	2,941	2,086
Professional fees	985	1,056	3,135	1,296	1,009	5,176	2,895
Merger related costs	872	674	1,940	6,521	472	3,486	588
Advertising	596	487	392	776	466	1,475	1,083
Intangible amortization	432	419	420	414	316	1,271	948
Core processing charges	738	1,123	745	880	860	2,606	2,318
Other noninterest expenses	3,007	2,732	8,368	4,350	2,093	14,107	6,369

Total Noninterest Expense	$21,399	$21,461	$30,456	$27,661	$17,128	$73,316	$51,515

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	September 30, 2022			September 30, 2021
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$2,386,184	$27,570	4.62%	$1,917,443	$22,665	4.73%
Taxable securities	1,112,411	5,477	1.97	727,271	3,222	1.77
Tax-exempt securities (2)	473,677	3,814	3.22	360,371	3,065	3.40
Other investments	33,524	199	2.37	19,380	113	2.33
Federal funds sold and other	59,289	205	1.38	95,871	32	0.13

Total earning assets	4,065,085	37,265	3.67	3,120,336	29,097	3.73
Nonearning assets	99,770			184,372

Total assets	$4,164,855			$3,304,708

INTEREST-BEARING LIABILITIES
Time deposits	$338,794	$586	0.69%	$361,566	$692	0.77%
Brokered time deposits	50,494	142	1.12	0	0	0.00
Savings deposits	832,828	165	0.08	525,560	152	0.12
Demand deposits - interest bearing	1,426,801	2,317	0.65	1,278,099	502	0.16
Short term borrowings	90,978	533	2.34	5,671	0	0.00
Long term borrowings	88,031	886	4.03	51,767	495	3.82

Total interest-bearing liabilities	$2,827,926	4,629	0.65	$2,222,663	1,841	0.33

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	969,700			684,419
Other liabilities	36,929			22,418
Stockholders’ equity	330,300			375,208

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,164,855			$3,304,708

Net interest income and interest rate spread		$32,636	3.02%		$27,256	3.40%

Net interest margin			3.21%			3.49%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2022, adjustments of $76 thousand and $779 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2021, adjustments of $87 thousand and $635 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

	Nine Months Ended			Nine Months Ended
	September 30, 2022			September 30, 2021
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$2,346,542	$79,008	4.49%	$1,994,687	$70,234	4.69%
Taxable securities	1,074,020	15,287	1.90	524,774	7,452	1.89
Tax-exempt securities (2)	469,878	11,372	3.23	327,938	8,630	3.51
Other investments	32,901	545	2.21	20,372	355	2.32
Federal funds sold and other	82,031	348	0.57	204,037	161	0.11

Total earning assets	4,005,372	106,560	3.55	3,071,808	86,832	3.77
Nonearning assets	160,975			189,358

Total assets	$4,166,347			$3,261,166

INTEREST-BEARING LIABILITIES
Time deposits	$357,241	$1,782	0.67%	$393,704	$2,955	1.00%
Brokered time deposits	37,400	206	0.73	15,692	75	0.64
Savings deposits	837,937	473	0.07	512,716	510	0.13
Demand deposits - interest bearing	1,422,583	3,644	0.34	1,200,584	1,861	0.21
Short term borrowings	45,568	631	1.85	3,155	7	0.30
Long term borrowings	87,915	2,505	3.80	68,306	1,075	2.10

Total interest-bearing liabilities	$2,788,644	9,241	0.44	$2,194,157	6,483	0.39
NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	$966,173			$682,584
Other liabilities	30,904			22,026
Stockholders’ equity	380,626			362,399

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,166,347			$3,261,166

Net interest income and interest rate spread		$97,319	3.11%		$80,349	3.38%

Net interest margin			3.24%			3.49%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2022, adjustments of $238 thousand and $2.3 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2021, adjustments of $274 thousand and $1.8 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

Reconciliation of Total Assets to Tangible Assets

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2022	2022	2022	2021	2021	2022	2021
Total Assets	$4,120,022	$4,114,364	$4,205,855	$4,142,749	$3,317,047	$4,120,022	$3,317,047
Less Goodwill and other intangibles	102,368	101,767	102,187	102,606	48,670	102,368	48,670

Tangible Assets	$4,017,654	$4,012,597	$4,103,668	$4,040,143	$3,268,377	$4,017,654	$3,268,377

Average Assets	4,164,855	4,155,719	4,178,618	3,879,901	3,304,708	4,166,347	3,261,166
Less average Goodwill and other intangibles	101,981	102,042	102,462	84,580	48,879	102,160	49,192

Average Tangible Assets	$4,062,874	$4,053,677	$4,076,156	$3,795,321	$3,255,829	$4,064,187	$3,211,974

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2022	2022	2022	2021	2021	2022	2021
Stockholders’ Equity	$265,619	$321,449	$393,886	$472,432	$377,524	$265,619	$377,524
Less Goodwill and other intangibles	102,368	101,767	102,187	102,606	48,670	102,368	48,670

Tangible Common Equity	$163,251	$219,682	$291,699	$369,826	$328,854	$163,251	$328,854

Average Stockholders’ Equity	330,300	354,981	456,206	431,709	375,208	380,626	362,399
Less average Goodwill and other intangibles	101,981	102,042	102,462	84,580	48,879	102,160	49,192

Average Tangible Common Equity	$228,319	$252,939	$353,744	$347,129	$326,329	$278,466	$313,207

Reconciliation of Net Income, Less Merger and Certain Items

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2022	2022	2022	2021	2021	2022	2021
Net income	$15,446	$15,951	$15,844	$5,702	$16,011	$47,241	$46,142
Acquisition related costs - after tax	711	564	1,540	5,232	468	2,815	499
Acquisition related provision - after tax	0	0	0	3,846	0	0	0
Lawsuit settlement income - after tax	0	0	(6,616)	0	0	(6,616)	0
Lawsuit settlement contingent legal expense - after tax	0	0	1,639	0	0	1,639	0
Charitable donation - after tax	0	0	4,740	0	0	4,740	0
FHLB prepayment penalties - after tax	0	0	0	1,425	257	0	257
Net loss (gain) on asset/security sales - after tax	4	(25)	97	134	(362)	76	(732)
Gain on sale of credit card portfolio - after tax	0	0	0	(189)	0	0	0

Net income - Adjusted	$16,161	$16,490	$17,244	$16,150	$16,374	$49,895	$46,166

Diluted EPS excluding merger and one-time items	$0.48	$0.49	$0.51	$0.50	$0.58	$1.47	$1.63

Return on Average Assets excluding merger and certain items (Annualized)	1.55%	1.59%	1.65%	1.65%	1.97%	1.60%	1.89%
Return on Average Equity excluding merger and certain items (Annualized)	19.57%	18.58%	15.12%	14.84%	17.31%	17.48%	16.99%
Return on Average Tangible Equity excluding acquisition costs and certain items (Annualized)	28.31%	26.08%	19.50%	18.46%	19.91%	23.89%	19.65%

Efficiency ratio excluding certain items

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2022	2022	2022	2021	2021	2022	2021
Net interest income, after tax	$32,636	$32,583	$32,100	$30,486	$27,256	$97,319	$80,349
Noninterest income	8,827	9,477	17,698	9,538	9,015	36,002	28,655
Legal settlement income	0	0	(8,375)	0	0	(8,375)	0
Net loss (gain) on asset/security sales	6	(32)	123	170	(458)	97	(927)
Gain on sale of credit card portfolio	0	0	0	(239)	0	0	0

Net interest income and noninterest income adjusted	41,469	42,028	41,546	39,955	35,813	125,043	108,077
Noninterest expense less intangible amortization	20,967	21,042	30,036	27,247	16,813	72,045	50,570
Charitable donation	0	0	6,000	0	0	6,000	0
Contingent legal settlement expense	0	0	2,075	0	0	2,075	0
Acquisition related costs	872	674	1,940	6,521	472	3,486	588
FHLB prepayment penalties	0	0	0	1,804	325	0	325

Noninterest income adjusted	20,095	20,368	20,021	18,922	16,016	60,484	49,657

Efficiency ratio excluding one-time items	48.46%	48.46%	48.19%	47.36%	44.72%	48.37%	45.95%

Net interest margin excluding acquisition marks and PPP interest and fees

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2022	2022	2022	2021	2021	2022	2021
Net interest income, taxable equivalent	$32,636	$32,583	$32,100	$30,486	$27,256	$97,319	$80,349
Acquisition marks	246	381	957	496	(35)	1,584	436
PPP interest and fees	62	634	686	979	1,402	1,382	5,643

Adjusted and annualized net interest income	129,312	126,272	121,828	115,098	102,712	125,804	99,027

Average earning assets	4,065,085	4,015,385	3,931,506	3,631,320	3,120,336	4,005,372	3,261,166

Less PPP average balances	1,586	16,019	30,003	47,939	76,990	15,766	111,162

Adjusted average earning assets	4,063,499	3,999,366	3,901,503	3,583,381	3,043,346	3,989,606	3,150,004

Net interest margin excluding marks and PPP interest and fees	3.18%	3.16%	3.12%	3.21%	3.37%	3.15%	3.14%